                                  EXHIBIT 10.42

           AMENDMENT TO THE SENIOR LINE OF CREDIT AGREEMENT AND NOTES


         This is an Amendment to the Senior Line of Credit Agreement between Aries Domestic Fund, the Aries Fund, a Cayman Islands Trust (the "Funds"), and Xenometrix, Inc. (the "Company"), dated September 25, 1997 (the "Agreement") and the Amendments of March 25th, 1998 and May 25, 1998 extending the Maturity Date of all of the Notes to June 25th, 1998, and to the Senior Secured Promissory Notes (the "Notes") and Common Stock Warrants (the "Warrants") issued under the Agreement.

         Whereas, Xenometrix has demonstrated the ability to generate non-exclusive licenses as evidenced by Aurora Biosciences Corporation (April 17, 1998) and CEREP, S.A. (June 5, 1998); and

         Whereas, Xenometrix is engaged in licensing discussions with several companies; and

         Whereas, Xenometrix is engaged in discussions with other parties that may lead to the sale of the Company, and;

         Now therefore, the Parties agree to amend the Agreement, Notes and Warrants, as follows:

         The Funds agree to extend the Maturity Date of all of the Notes issued under the Agreement to October 25, 1998, in exchange for Xenometrix paying to the Funds a total of 38.5% of all gross licensing revenues received during the extension period. Xenometrix will make these payments within five working days of the receipt of said revenues. All payments shall be applied first to accrued interest due on the principal balance up to the date of payment, and then to a reduction of the principal balance.

         Xenometrix agrees to make best efforts to pursue its licensing strategy during this extension.

         The Funds agrees to reduce the interest rate from 18% to a rate of 12%, for the duration of the extension period.

         Xenometrix agrees to reduce the exercise price of the 499,995 Warrants previously issued to the Funds under the Agreement to $0.37 per share.

         In the event of an acquisition of Xenometrix by a third party, the unpaid principal together with any accrued interest on the Notes shall be immediately due and payable at the closing of such acquisition. In addition, if the Company is acquired at a price per share that is greater than the exercise price of the Warrants, the Funds agree to surrender all outstanding Warrants at the closing of such acquisition in exchange for either cash or registered and freely tradable common stock of the acquiring company in an aggregate amount calculated by subtracting the exercise price of the Warrants from price per share paid to Xenometrix shareholders, and multiplying the difference by the number of Warrants outstanding at the closing.


         Xenometrix acknowledges and agrees that this extension constitutes new consideration, and, as such, shall be secured by the assets of Xenometrix. Xenometrix agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Funds may from time to time request to better assure, preserve, protect and perfect the security interest (the "Security Interest") in the assets of Xenometrix, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) UCC-1's or other documents.

         All other terms and conditions of the Agreement as amended will continue to be in full force during the extension period.

         In witness whereof, the Parties hereto have caused this Amendment to be executed by their respective duly authorized representative as of June 25, 1998.


XENOMETRIX, INC.                     THE ARIES FUND, A CAYMAN ISLAND TRUST
                                     By:  its Investment Manager, PARAMOUNT
By:    /s/  STEPHEN J. SULLIVAN      CAPITAL ASSET MANAGEMENT, INC.
       ------------------------
Name:  Stephen J. Sullivan           By:    /s/  LINDSAY  A. ROSENWALD
Title: President and CEO                    -----------------------------------
Date:  6/25/98                       Name:  Lindsay  A. Rosenwald, M.D.
                                     Title: President

                                     THE ARIES DOMESTIC FUND, L.P.
                                     By:  its General Partner, PARAMOUNT
                                     CAPITAL ASSET MANAGEMENT, INC.

                                     By:    /s/  LINDSAY  A. ROSENWALD
                                            -----------------------------------
                                     Name:  Lindsay  A. Rosenwald, M.D.
                                     Title: President